Exhibit 24



                       POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Amdahl Corporation, a Delaware corporation, do hereby constitute and appoint E. Joseph Zemke and Bruce J. Ryan and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                   Date
---------                  ------                  ----

/s/E. Joseph Zemke         President, Chief        February 8, 1996
------------------         Executive Officer and
E. Joseph Zemke            Director (Principal
                           Executive Officer)

/s/Bruce J. Ryan           Senior Vice President,  February 8, 1996
---------------------      Chief Financial Officer and
Bruce J. Ryan              and Corporate Secretary
                           (Principal Financial Officer)

/s/Ernest B. Thompson      Vice President and      February 8, 1996
---------------------      Controller (Principal
Ernest B. Thompson         Accounting Officer)


/s/John C. Lewis           Chairman of the Board   February 8, 1996
----------------           of Directors
John C. Lewis


/s/Keizo Fukagawa          Director                February 8, 1996
-----------------
Keizo Fukagawa


/s/Michael R. Hallman      Director                February 8, 1996
---------------------
Michael R. Hallman


/s/E. F. Heizer, Jr.       Director                February 8, 1996
--------------------
E. F. Heizer, Jr.


/s/Kazuto Kojima           Director                February 8, 1996
----------------
Kazuto Kojima


/s/Burton G. Malkiel       Director                February 8, 1996
--------------------
Burton G. Malkiel


/s/George R. Packard       Director                February 8, 1996
--------------------
George R. Packard


/s/Walter B. Reinhold      Director                February 8, 1996
---------------------
Walter B. Reinhold


/s/Takamitsu Tsuchimoto    Director                February 8, 1996
-----------------------
Takamitsu Tsuchimoto


/s/J. Sidney Webb          Director                February 8, 1996
-----------------
J. Sidney Webb